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EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 1995 Employee Stock Purchase Plan of Landec Corporation, of our report dated December 19, 2001, with respect to the consolidated financial statements and schedule of Landec Corporation included in its annual report (Form 10-K) for the year ended October 28, 2001, filed with the Securities and Exchange Commission.

                      /s/ ERNST & YOUNG LLP

San Francisco, California
May 28, 2002

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EXHIBIT 23.2 CONSENT OF INDEPENDENT AUDITORS